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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) February 27, 1998
                                                 ----------------------

                             LXR BIOTECHNOLOGY INC.
               --------------------------------------------------
               (Exact Name of Registrant as specified in charter)



DELAWARE                            1-12968                68-0282856
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(State or other jurisdic-         (Commission            (IRS Employer
 tion of incorporation)           File Number)         Identification No.)

1401 MARINA WAY SOUTH, RICHMOND, CALIFORNIA                 94804
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code (510) 412-9100
                                                   ----------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.   OTHER EVENTS

     On February 27, 1998 LXR Biotechnology Inc. (the "Company") completed a private placement of 571,429 shares of its common stock at $1.75 per share to William R. Hambrecht pursuant to an agreement entered into prior to Mr. Hambrecht's election to the Company's Board of Directors on January 30, 1998. The net proceeds of the offering are estimated to be approximately $1 million and are to be used for research and development and general working capital.

     The securities were offered and sold without registration under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemptions provided by Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated by the Securities and Exchange Commission thereunder, as well as in reliance upon exemptions from registration or qualification under certain state securities laws.


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LXR BIOTECHNOLOGY INC.

Date: March 12, 1998                   By: /s/ L. DAVID TOMEI
                                           ----------------------------
                                           L. David Tomei, Chairman and
                                           Chief Executive Officer